Exhibit 99.1

Contacts:

Investor Relations:	Todd W. Garner
Vice President, Investor Relations
(908) 277-8065

Media Relations:	Scott T. Lowry
Vice President and Treasurer
(908) 277-8365

BARD ANNOUNCES SECOND QUARTER RESULTS

MURRAY HILL, NJ — (July 25, 2012) — C. R. Bard, Inc. (NYSE: BCR) today reported 2012 second quarter financial results. Second quarter 2012 net sales were $742.6 million, an increase of 2 percent over the prior-year period on a reported basis. Excluding the impact of foreign exchange, second quarter 2012 net sales increased 4 percent over the prior-year period.

For the second quarter 2012, net sales in the U.S. were $490.0 million, an increase of 2 percent over the prior-year period. Net sales outside the U.S. were $252.6 million, an increase of 3 percent over the prior-year period on a reported basis. Excluding the impact of foreign exchange, second quarter 2012 net sales outside the U.S. increased 8 percent over the prior-year period.

For the second quarter 2012, net income was $133.9 million and diluted earnings per share available to common shareholders were $1.54. Adjusting for items that affect comparability between periods as detailed in the tables below, second quarter 2012 net income was $140.5 million and diluted earnings per share available to common shareholders were $1.62, a decrease of 1 percent and an increase of 3 percent, respectively, as compared to second quarter 2011 results.

Timothy M. Ring, chairman and chief executive officer, commented, “The economic climate remains challenging, especially in the United States and Europe. Navigating the short term while positioning for the long term is how we have remained strong and successful for over a century. As we have said, we believe the medical device companies who thrive in the future will provide clinically effective products at a value that benefits the entire healthcare system. Our teams are well positioned to identify unmet needs and provide successful solutions for our customers, and we see significant long-term opportunity as we continue to execute on our strategy.”

C. R. Bard, Inc. (www.crbard.com), headquartered in Murray Hill, NJ, is a leading multinational developer, manufacturer and marketer of innovative, life-enhancing medical technologies in the fields of vascular, urology, oncology and surgical specialty products.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, the accuracy of which is necessarily subject to risks and uncertainties. These statements are not historical in nature and use words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “forecast”, “plan”, “believe”, and other words of similar meaning in connection with any discussion of future operating or financial performance. Many factors may cause actual results to differ materially from anticipated results including product developments, sales efforts, income tax matters, the outcomes of contingencies such as legal proceedings, and other economic, business, competitive and regulatory factors. The company undertakes no obligation to update its forward-looking statements. Please refer to the Cautionary Statement Regarding Forward-Looking Information in our March 31, 2012 Form 10-Q for more detailed information about these and other factors that may cause actual results to differ materially from those expressed or implied.

C. R. Bard, Inc.

Consolidated Statements of Operations

(dollars and shares in thousands except per share amounts, unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Net sales	$742,600	$725,000	$1,472,600	$1,425,300
Costs and expenses
Cost of goods sold	285,700	275,500	565,100	540,300
Marketing, selling and administrative expense	205,400	196,800	407,700	391,100
Research and development expense	50,100	46,900	98,300	94,900
Interest expense	9,700	9,000	19,200	18,100
Other (income) expense, net	6,200	194,100	5,400	194,200

Total costs and expenses	557,100	722,300	1,095,700	1,238,600

Income from operations before income taxes	185,500	2,700	376,900	186,700

Income tax provision	51,600	50,500	104,300	102,600

Net income (loss)	$133,900	$(47,800)	$272,600	$84,100

Basic earnings (loss) per share available to common shareholders	$1.56	$(0.55)	$3.18	$0.96

Diluted earnings (loss) per share available to common shareholders	$1.54	$(0.55)	$3.14	$0.94

Wt. avg. common shares outstanding - basic	83,900	86,200	84,000	85,800

Wt. avg. common and common equivalent shares outstanding - diluted	85,100	86,200	85,100	87,800

Product Group Summary of Net Sales

(dollars in thousands, unaudited)

	Quarter Ended June 30,				Six Months Ended June 30,
	2012	2011	Change	Constant Currency	2012	2011	Change	Constant Currency
Vascular	$221,300	$215,200	3%	6%	$430,500	$413,500	4%	6%
Urology	188,800	182,700	3%	5%	373,900	362,200	3%	4%
Oncology	199,100	192,800	3%	4%	398,000	379,200	5%	5%
Surgical Specialties	111,400	110,900	—	2%	226,100	225,800	—	1%
Other	22,000	23,400	-6%	-6%	44,100	44,600	-1%	-1%

Net sales	$742,600	$725,000	2%		$1,472,600	$1,425,300	3%

Foreign exchange impact		(11,500)				(13,800)

Constant Currency	$742,600	$713,500		4%	$1,472,600	$1,411,500		4%

Reconciliation of Earnings (Loss)

(dollars in millions except per share amounts, unaudited)

	Quarter Ended June 30, 2012
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income (Loss)	Diluted Earnings (Loss) per Share Available to Common Shareholders

GAAP Basis	$285.7	$205.4	$50.1	$6.2	$51.6	$133.9	$1.54
Items that affect comparability of results between periods:
Acquisition related items	(0.1)	(0.1)	(0.4)	(0.2)	—	0.8
Asset impairments	—	—	—	(9.0)	3.2	5.8
Restructuring	—	—	—	1.6	(0.5)	(1.1)
Tax Item	—	—	—	—	(1.1)	1.1

Total	(0.1)	(0.1)	(0.4)	(7.6)	1.6	6.6	0.08

Adjusted Basis	$285.6	$205.3	$49.7	$(1.4)	$53.2	$140.5	$1.62

	Quarter Ended June 30, 2011
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income (Loss)	Diluted Earnings (Loss) per Share Available to Common Shareholders (1)

GAAP Basis	$275.5	$196.8	$46.9	$194.1	$50.5	$(47.8)	$(0.55)
Items that affect comparability of results between periods:
Acquisition related items	(0.1)	(0.7)	—	(0.1)	0.1	0.8
Legal settlements and commitments	—	—	—	(195.5)	6.0	189.5
Restructuring	—	—	—	1.1	(0.3)	(0.8)

Total	(0.1)	(0.7)	—	(194.5)	5.8	189.5	2.10

Adjusted Basis	$275.4	$196.1	$46.9	$(0.4)	$56.3	$141.7	$1.57

	Six Months Ended June 30, 2012
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income (Loss)	Diluted Earnings (Loss) per Share Available to Common Shareholders (2)

GAAP Basis	$565.1	$407.7	$98.3	$5.4	$104.3	$272.6	$3.14
Items that affect comparability of results between periods:
Acquisition related items	(0.1)	(0.1)	(0.8)	(0.8)	0.2	1.6
Asset impairments	—	—	—	(9.0)	3.2	5.8
Restructuring	—	—	—	1.6	(0.5)	(1.1)
Tax Item	—	—	—	—	(1.1)	1.1

Total	(0.1)	(0.1)	(0.8)	(8.2)	1.8	7.4	0.08

Adjusted Basis	$565.0	$407.6	$97.5	$(2.8)	$106.1	$280.0	$3.23

	Six Months Ended June 30, 2011
	Cost of Goods Sold	Marketing, Selling and Administrative Expense	Research & Development Expense	Other (Income) Expense, Net	Income Taxes	Net Income (Loss)	Diluted Earnings (Loss) per Share Available to Common Shareholders

GAAP Basis	$540.3	$391.1	$94.9	$194.2	$102.6	$84.1	$0.94
Items that affect comparability of results between periods:
Acquisition related items	0.5	(0.9)	(3.0)	(0.3)	1.1	2.6
Legal settlements and commitments	—	—	—	(195.5)	6.0	189.5
Restructuring	—	—	—	1.1	(0.3)	(0.8)

Total	0.5	(0.9)	(3.0)	(194.7)	6.8	191.3	2.14

Adjusted Basis	$540.8	$390.2	$91.9	$(0.5)	$109.4	$275.4	$3.08

(1)	For the quarter ended June 30, 2011, diluted loss per share on a GAAP basis does not include approximately 2.4 million common share equivalents primarily from share-based compensation plans because their effect would have been antidilutive. As a result, total per share amounts do not add.
(2)	Total per share amounts do not add due to rounding.

Notes to Reconciliation of Earnings (Loss)

•

For the second quarter 2012, the following items affected the comparability of results between periods: (i) charges of $0.8 million pre-tax for acquisition related items including transaction costs, which consisted primarily of legal costs, purchase accounting adjustments and integration costs; (ii) charges of $9.0 million pre-tax related to asset impairments; (iii) a reversal of $1.6 million pre-tax of restructuring costs; and (iv) an increase of $1.1 million in the income tax provision due to the write-down of a tax receivable in a foreign jurisdiction. The net effect of these items decreased net income by $6.6 million, or $0.08 diluted earnings per share available to common shareholders.

•

For the second quarter 2011, the following items affected the comparability of results between periods: (i) charges of $0.9 million pre-tax for acquisition related items including transaction costs, which consisted primarily of legal and valuation costs, purchase accounting adjustments and integration costs; (ii) charges of $195.5 million pre-tax related to legal settlements and commitments; and (iii) a reversal of $1.1 million pre-tax of restructuring costs. The net effect of these items increased net loss by $189.5 million, or $2.10 diluted loss per share available to common shareholders.

•

For the six months ended June 30, 2012, the following items affected the comparability of results between periods: (i) charges of $1.8 million pre-tax for acquisition related items including transaction costs, which consisted primarily of legal costs, purchase accounting adjustments and integration costs; (ii) charges of $9.0 million pre-tax related to asset impairments; (iii) a reversal of $1.6 million pre-tax of restructuring costs; and (iv) an increase of $1.1 million in the income tax provision due to the write-down of a tax receivable in a foreign jurisdiction. The net effect of these items decreased net income by $7.4 million, or $0.08 diluted earnings per share available to common shareholders.

•

For the six months ended June 30, 2011, the following items affected the comparability of results between periods: (i) charges of $3.7 million pre-tax for acquisition related items including purchased research and development, transaction costs, which consisted primarily of legal and valuation costs, purchase accounting adjustments and integration costs; (ii) charges of $195.5 million pre-tax related to legal settlements and commitments; and (iii) a reversal of $1.1 million pre-tax of restructuring costs. The net effect of these items decreased net income by $191.3 million, or $2.14 diluted earnings per share available to common shareholders.

This press release contains financial measures that are not calculated in accordance with United States generally accepted accounting principles (GAAP). These non-GAAP measures are reconciled to their most directly comparable GAAP measures in the above tables.

This press release includes net sales excluding the impact of foreign exchange. The company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, the company believes that evaluating growth in net sales on a constant currency basis provides an additional and meaningful assessment of net sales to both management and the company’s investors.

In addition, this press release includes the following non-GAAP measures: (1) cost of goods sold excluding charges for acquisition related items; (2) marketing, selling and administrative expense excluding charges for acquisition related items; (3) research and development expense excluding charges for acquisition related items; (4) other (income) expense, net, excluding charges for acquisition related items, asset impairments and reversals of restructuring costs; (5) income tax provision excluding an increase due to the write-down of a tax receivable in a foreign jurisdiction, and the tax effect of the items set forth in (1) through (4) above; (6) net income (loss) excluding the items set forth in (1) through (5) above; and (7) diluted earnings (loss) per share available to common shareholders excluding the items set forth in (1) through (5) above.

The company excluded the items described above because they may cause certain statements of operations categories not to be indicative of ongoing operating results, and therefore affect the comparability of results between periods. The company therefore believes that these non-GAAP measures provide an additional and meaningful assessment of the company’s ongoing operating performance. Because the company has historically reported these non-GAAP results to the investment community, management also believes that the inclusion of these non-GAAP measures provides consistency in its financial reporting and facilitates investors’ understanding of the company’s historic operating trends by providing an additional basis for comparisons to prior periods. Management uses these non-GAAP measures: (1) to establish financial and operational goals; (2) to monitor the company’s actual performance in relation to its business plan and operating budgets; (3) to evaluate the company’s core operating performance and understand key trends within the business; and (4) as part of several components it considers in determining incentive compensation.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they may not be comparable with similar non-GAAP measures used by other companies and that management must exercise judgment in determining which types of charges or other items should be excluded from the non-GAAP information. Management compensates for these limitations by providing full disclosure of each non-GAAP measure and a reconciliation to the most directly comparable GAAP measure. All non-GAAP measures are intended to supplement the applicable GAAP disclosures and should not be considered in isolation from, or as a replacement for, financial information prepared in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most comparable GAAP measures, please see the above tables.

Notes to Earnings (Loss) per Share

(dollars and shares in thousands, except per share amounts, unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Earnings (Loss) per Share Numerator: GAAP Basis – basic and diluted
Net income (loss)	$133,900	$(47,800)	$272,600	$84,100
Less: Income allocated to participating securities (1)	2,600	—	5,300	1,700

Net income (loss) available to common shareholders	$131,300	$(47,800)	$267,300	$82,400

Earnings per Share Numerator: Adjusted Basis – diluted
Net income	$140,500	$141,700	$280,000	$275,400
Less: Income allocated to participating securities (1)	2,800	2,800	5,500	5,400

Net income available to common shareholders	$137,700	$138,900	$274,500	$270,000

Earnings per Share Denominator:
Wt. avg. common shares outstanding – basic	83,900	86,200	84,000	85,800

Wt. avg. common and common equivalent shares outstanding (2): GAAP Basis – diluted	85,100	86,200	85,100	87,800

Wt. avg. common and common equivalent shares outstanding: Adjusted Basis – diluted	85,100	88,600	85,100	87,800

Earnings (Loss) per Share: GAAP Basis
Basic earnings (loss) per share available to common shareholders	$1.56	$(0.55)	$3.18	$0.96

Diluted earnings (loss) per share available to common shareholders	$1.54	$(0.55)	$3.14	$0.94

Earnings per Share: Adjusted Basis
Diluted earnings per share available to common shareholders	$1.62	$1.57	$3.23	$3.08

(1)	Basic and diluted earnings per share available to common shareholders is calculated using a numerator, which represents the total of net income less income allocated to participating securities.
(2)	For the quarter ended June 30, 2011, diluted loss per share on a GAAP basis does not include approximately 2.4 million common share equivalents primarily from share-based compensation plans because their effect would have been antidilutive.